EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Cooper Tire & Rubber Company for the registration of common stock and to the incorporation by reference therein of our report dated February 20, 2009 (except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for non-controlling interests (Note 1), as to which the date is August 6, 2009), with respect to the December 31, 2008 consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Current Report on Form 8-K dated August 7, 2009, and our report dated February 20, 2009 with respect to the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, both filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Toledo, Ohio
August 7, 2009